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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan and the Amended and Restated 1994 Stock Option Plan of Amazon.com, Inc. of our report dated February 28, 1997, (except for Note 6, as to which the date is April 18, 1997), with respect to the financial statements of Amazon.com, Inc. included in the Registration Statement (Form S-1, No. 333-23795) of Amazon.com, Inc. filed with the Securities and Exchange Commission.



                                                     ERNST & YOUNG LLP
Seattle, Washington
September 11, 1997